UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2009

SUPPORT.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1900 Seaport Blvd., Third Floor, Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(650) 556-9440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 23, 2009, support.com, Inc. (formerly known as SupportSoft, Inc.) (the “Company”) completed the sale of the Company’s Enterprise Business (the “Enterprise Business”) to Consona Corporation (“Buyer”) pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) dated as of April 5, 2009. Pursuant to the terms of the Purchase Agreement, Buyer has acquired certain assets and assumes certain liabilities related to the Enterprise Business as set forth in the Purchase Agreement (collectively, the “Transaction”).

Pursuant to the terms of the Purchase Agreement, at the closing of the Transaction (the “Closing”), the Company received a cash payment of approximately $20.0 million. The Purchase Agreement contained customary representations, warranties, covenants and indemnities.

The foregoing description of the Transaction does not purport to be a complete statement of the parties’ rights and obligations under the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed with the Current Report on Form 8-K on April 6, 2009, as Exhibit 2.1 and is incorporated by reference herein.

The Company has included in Exhibit 99.1 pro forma financial statements giving effect to the Transaction as if it had occurred at the start of each period presented.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2009, as a consequence of the sale of the Enterprise Business, Michael Sayer will be leaving his employment with the Company and therefore will cease to be a Named Executive Officer of the Company under Securities and Exchange Commission rules. As described in a Current Report on Form 8-K filed by the Company with the SEC on April 6, 2009, the Company amended and restated the employment offer letter with Mr. Sayer to provide that certain payments may be provided to Mr. Sayer under certain circumstances following the closing of an Enterprise Sale (as such term is defined in the amended and restated employment offer letter). The Transaction qualifies as an Enterprise Sale and, therefore, Mr. Sayer became entitled to such payments as of the Closing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 22, in connection with the Transaction, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Name Change Amendment”) with the Secretary of State of the State of Delaware in order to effect a change in its name from SupportSoft, Inc. to support.com, Inc. A copy of the Name Change Amendment is attached hereto as Exhibit 3.1.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K, and the documents incorporated by reference herein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We are subject to many risks and uncertainties that may materially affect our business and future performance and cause those forward-looking statements to be inaccurate. All statements in this Current Report on Form 8-K, other than statements that are purely historical, are forward-looking statements. Forward-looking statements in this Current Report on Form 8-K include, without limitation, certain assumptions described in the pro forma financial statements.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed from time to time in the Company’s SEC filings, including those described in the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 11, 2009 and those described in the “Special Risk Considerations You Should Take Into Account In Deciding How To Vote On The Proposal To Sell The Enterprise Business” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on May 27, 2009. You can locate these filings on the Investor Relations page of the Company’s website, www.supportsoft.com/Company/investor_relations.html.

Statements included or incorporated by reference into this Current Report on Form 8-K are based upon information known to the Company as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to publicly revise or update any forward-looking statement for any reason.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation

99.1	Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2009

SUPPORT.COM, INC.

By:	/s/ Anne-Marie Eileraas
Name:	Anne-Marie Eileraas
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation

99.1	Pro Forma Financial Statement